EXHIBIT 99

FORM OF SUBSCRIPTION AGREEMENT

MagnaData, Inc.
Tryon Capital
The Europa Center
100 Europa Drive - Suite 455
Chapel Hill, North Carolina 27514

Gentlemen:

          1.          Offering.

          Pursuant to the terms of the offer made by MagnaData, Inc. (“MagnaData” or the “Company”), the undersigned hereby tenders this subscription and applies for the purchase of the number of shares (the “Shares”) of the Company’s common stock, par value $0.001 (the “Common Stock”) set forth on the signature page of this Subscription Agreement at a purchase price of US $0.10 per Share.

          The Company is offering up to thirty million (30,000,000) Shares (the “Offering”) pursuant to a Registration Statement on Form SB-2 filed with the Securities and Exchange Commission.

          The subscriber is sending: (i) an executed copy of this Subscription Agreement; and (ii) a check from a United States bank made payable to MagnaData, Inc. for the full amount of the purchase price for the shares for which the undersigned is subscribing, to:

MagnaData, Inc.
c/o Tryon Capital
The Europa Center
100 Europa Drive - Suite 455
Chapel Hill, North Carolina 27514

          2.           Representations and Warranties.  In order to induce the Company to accept this subscription, the undersigned hereby represents and warrants to the Company that the undersigned has received and carefully reviewed the Prospectus which is part of the Registration Statement on Form SB-2 filed by the Company with the Securities and Exchange Commission.

          3.          The undersigned understands and accepts that this subscription is not binding upon the Company unless and until the Company accepts it, which acceptance is at the sole discretion of the Company and is to be evidenced by the Company’s execution of this Subscription Agreement where indicated.  This Subscription Agreement shall be null and void if the Company does not accept it as aforesaid.

          4.          The undersigned understands and accepts that the Company may, in its sole discretion, reject this subscription in whole or in part, and/or reduce this subscription in any amount and to any extent, whether or not pro rata reductions are made of any other investor’s subscription.

          5.          Neither this Subscription Agreement nor any of the rights of the undersigned hereunder may be transferred or assigned by the undersigned.

          6.          Except as provided in paragraphs 3 and 4 above, this Subscription Agreement: (i) may only be modified by a written instrument executed by the undersigned and the Company; (ii) sets forth the entire agreement of the undersigned and the Company with respect to the subject matter hereof; (iii) shall be governed by the laws of the State of North Carolina applicable to contracts made and to be wholly performed therein; and (iv) shall inure to the benefit of, and be binding upon the Company and the undersigned and their respective heirs, legal representatives, successors and permitted assigns.

          7.          Unless the context otherwise requires, all personal pronouns used in this Subscription Agreement, whether in the masculine, feminine or neuter gender, shall include all other genders.

          8.          All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or mailed by certified or registered mail, return receipt requested, postage prepaid, as follows:  if to the undersigned, to the address set forth on the signature page of this Agreement and if to the Company, to MagnaData, Inc., c/o Tryon Capital, The Europa Center, 100 Europa Drive - Suite 455, Chapel Hill, North Carolina 27514, Attn: President, or to such other address as the Company or the undersigned shall have designated to the other by like notice.

SIGNATURE PAGE

            IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this ____ day of _______________, 200__.

Number of Shares subscribed for: ____________________________

Organization Signature:	Individual Signature:

________________________________	_________________________________
Print name of organization	Signature

By: _____________________________	________________________________
Name:	Print Name
Title:

______ U.S. Person        ______ Non-U.S. Person                        ______ U.S. Person _____ Non-U.S. Person

(Check applicable U.S./Non-U.S. line above.)

Additional Signature of Joint Owner:

________________________________
Signature

________________________________
Print Name

______ U.S. Person ______ Non-U.S. Person
(Check applicable U.S./Non-U.S. line above.)

All subscribers should print the information requested below exactly as you wish it to appear in the records of the Company.

_____________________________________	_____________________________________

Name	Social Security Number of Individual or
Other Taxpayer Identification Number

Address:	Address for notices (if different):

_____________________________________	_____________________________________
Number and Street	Number and Street

_____________________________________	_____________________________________
City/State/Zip Code	City/State/Zip Code

Form of Joint Ownership (if applicable): ______ Tenants in Common   ______ Joint w/ Rights of Survivorship

ACCEPTANCE OF SUBSCRIPTION

            The foregoing subscription is hereby accepted by MagnaData, Inc. this _____ day of ______________, 2003 for ____________________ Shares.

MagnaData, Inc.

By: _______________________________
Name and Title